                                                                   Exhibit 10.6








                                TERM LOAN AGREEMENT


                            Dated as of October 19, 1998

                                      between

                              SABAL CORP., as Borrower

                                        and

                        EXCAL ENERGY CORPORATION, as Lender

                                 TERM LOAN AGREEMENT

        TERM LOAN AGREEMENT ("Agreement"), dated as of October 30, 1998 (the "Effective Date"), between SABAL CORP. a Nevada corporation (the "Borrower"), and EXCAL ENERGY CORPORATION, a Michigan corporation (the "Lender").

                                       RECITALS

        WHEREAS, the Borrower and the Lender desire to set forth their agreements regarding a variety of matters, including a loan by the Lender to the Borrower in the initial principal amount of up to $500,000 (the "Loan");

        NOW, THEREFORE, in consideration of the premises and the agreements herein, the Lender and the Borrower hereby agree as follows:


                                      ARTICLE I

                              DEFINITIONS; CERTAIN TERMS

        SECTION I.1 DEFINITIONS. As used in this Agreement, the following terms shall have the respective meanings indicated below, such meanings to be applicable equally to both the singular and plural forms of such terms:

        "AFFILIATE" means, as to any Person, (i) any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such Person, or (ii) any trade or business (whether or not incorporated) which is a member of a group of which such Person is a member and which is under common control within the meaning of Section 414 of the Internal Revenue Code and the rules and regulations promulgated thereunder from time to time.

        "AMI" means the Area of Mutual Interest in Lapeer and Genessee Counties, Michigan set forth on Exhibit A hereto.

        "BILL OF SALE" means the Bill of Sale, Quit Claim, and Assignment of Interest dated of even date herewith from Lender, as Assignor, to Borrower, as Assignee, in the form attached hereto as Exhibit B.

        "BORROWER" has the meaning specified therefor in the preamble hereto.

        "BUSINESS DAY" means any day not a Saturday, Sunday or legal holiday on which banks in the State of West Virginia are not required or authorized to close.

        "COLLATERAL" means all of the property of the Borrower purported to be subject to the lien or security interest purported to be created by any security agreement, pledge agreement, assignment or other security document heretofore or hereafter executed by the Borrower in favor of the Lender as security for all or any part of the Obligations, including, without limitation, any asset purchased, in whole or in part, with proceeds of the Loan, subject to the limitation set forth in Section 6.01(j) hereof.

        "DEFAULT" means any event that, with the giving of notice or the passage of time or both, would result in an Event of Default.

        "ENVIRONMENTAL LAW" means the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. Section 9601, et Section 4.), the Hazardous Materials Transportation Act (49 U.S.C. Section 1801, et M.), the Resource Conservation and Recovery Act (42 U.S.C. Section 6901, et .), the Federal Water Pollution Control Act (33 U.S.C. Section 1251 et Section eq.), the Clean Air Act (42 U. S.C. Section 7401 et 54.), the Toxic Substances Control Act (1 5 U.S.C. Section 2601 et seq.), the Occupational Safety and Health Act (29 U.S.C. Section 6451 et .), and the Medical Waste Tracking Act of 1988, Pub. L. No. 100-582, 102 Stat. 2950 (1988), as such laws have been amended or supplemented from time to time, and any similar present or future Federal, state or local statute, ordinance, rule or regulation.

        "EVENT OF DEFAULT" means any of the events set forth in Section 7.01 hereof.

        "FLEUR-DAVID" means Fleur-David Corporation, (formerly a subsidiary of CABEC Energy Corporation) from which Borrower acquired certain interests in the Otter-Lake oil field, and certain drilling equipment located in the Cross S Ranch Subdivision, Zavala County, Texas.

        "FUNDING DATE" means the first date on which Lender disburses any proceeds of the Term Loan.

        "GAAP" means generally accepted accounting principles as in effect from time-to-time in the United States, consistently applied.

        "GOVERNMENTAL AUTHORITY" means any nation or government, any federal, state, city, town, municipality, county, local or other political subdivision thereof or thereto and any department, commission, board, bureau, instrumentality, agency or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and having jurisdiction over the Parties to the Loan Documents.

        "HAZARDOUS MATERIALS" means, without limit, any pollutant, waste, flammable explosives, radioactive materials, hazardous materials, hazardous wastes, hazardous or toxic substances, or other materials defined in or regulated under any Environmental Law.

        "INDEBTEDNESS" means (i) all indebtedness or other obligations of the Borrower for borrowed money or for the deferred purchase price of property or services, (ii) all obligations of the

Borrower under direct or indirect guaranties, contingent or other obligations of the Borrower to purchase or otherwise acquire or assure a creditor against loss in respect thereof,

        "INTERNAL REVENUE CODE" means the Internal Revenue Code of 1986, as amended from time to time.

        "LENDER" has the meaning specified therefor in the preamble hereto.

        "LIEN" means any security interest, mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or otherwise), charge against or interest in property to secure payment of a debt or performance of an obligation or other priority or preferential arrangement of any kind or nature whatsoever.

        "LOAN DOCUMENTS" means this Agreement, any Notice of Borrowing, the Note, the Security Agreement, the Financing Statements, the Production Payment and all schedules and exhibits hereto or thereto.

        "MATURITY DATE" means the second anniversary of the Funding Date, or such earlier date on which the Loan shall become due and payable by acceleration.

        "MORTGAGE" means the mortgage made by Borrower and delivered to Lender in accordance herewith in the form attached hereto as Exhibit C.

        "NOTE" means the Term Note made by Borrower and delivered to Lender in accordance herewith in the form attached hereto as Exhibit D.

        "NOTICE OF BORROWING" has the meaning specified in Section 2.02 hereof.

        "OBLIGATIONS" means (i) the obligation of Borrower to pay, as and when due and payable (by scheduled maturity or otherwise), all amounts from time to time owing by it in respect of any Loan Document, whether for principal, interest, (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Borrower whether or not a claim for post-filing interest is allowed pursuant to 11 U.S.C. Section 506, or otherwise in such cases), fees or otherwise and (ii) the obligation of Borrower to perform or observe all of its other obligations from time to time existing under any Loan Document.

        "PAYMENT OFFICE" means ExCal Energy Corporation, c/o MTR Gaming Group, Inc., State Route 2, South, Chester, West Virginia 26034, Attention:
Mr. Edson R. Arneault, President.

        "PERSON" means an individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization, joint venture or governmental authority.

        "POST-DEFAULT RATE" means a rate per annum equal to the highest rate allowed by law, not to exceed in any event 22%.

        "PRODUCTION PAYMENT" has the meaning given such term in the Assignment of Production Payment dated of even date herewith in the form of Exhibit E hereto.

        "PROPERTY" means the buildings, equipment, personalty and other property used in connection with the operation of the gas plant and oil and gas drilling and exploration business either previously acquired or to be acquired by Borrower from Fleur-David Corporation, and Tessenderlo Kerley, Inc., the successor by merger to Kerley, Inc. as more fully described in
Schedule I hereto.

        "SECURITY AGREEMENT" means the General Security Agreement, dated of even date herewith, made by the Borrower in favor of the Lender in the form attached hereto as Exhibit F.

        "TKI AGREEMENT" means the Agreement to be entered by and between Tessenderlo Kerley, Inc. and Fleur-David, and assigned by Fleur-David to Borrower, substantially in the form attached hereto as Exhibit G providing for (i) the conveyance to Borrower of certain securities, real property, improvements thereon, and furniture, fixtures and equipment included therewith; (ii) the release of all liens held by and security interests granted in favor of Tessenderlo Kerley, Inc. with respect to any property of the Borrower; and (iii) the termination of any further obligations of Fleur-David to Tessenderlo Kerley, Inc. created by the Purchase and Sales Agreement dated July 6, 1992, as subsequently amended, by and among Kerley, Inc., Kerley AG Inc., and Fleur-David as well as any obligations created by any documents or agreements delivered or entered by Fleur-David in connection with said Purchase and Sales Agreement (the "Kerley Purchase and Sales Agreement").

        "TERM LOAN" means the loans made by the Lender to the Borrower pursuant to Article II hereof.

        "TERMINATION DATE" means the earlier to occur of (a) the Maturity Date and (b) the date on which all of the Obligations have been fully performed.

        SECTION I.2 ACCOUNTING AND OTHER TERMS. Unless otherwise expressly stated herein, all accounting determinations hereunder shall be made, all accounting terms used herein shall be interpreted, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP. All terms used in this Agreement which are defined in
Article 9 of the Uniform Commercial Code in effect in the State of Texas on the date hereof and which are not otherwise defined herein shall have the same meanings herein as set forth therein.

                              ARTICLE II
                   AMOUNT AND TERMS OF THE TERM LOAN

        SECTION II.1 TERM COMMITMENT. The Lender agrees, on the terms and conditions hereinafter set forth, to make the Term Loan to the Borrower in a principal amount not to exceed $500,000. Any principal amount of the Term Loan which is repaid or prepaid by the Borrower may not be reborrowed.

        SECTION II.2 MAKING THE TERM LOAN. (a) Upon fulfillment of the applicable conditions set forth in Article IV hereof, the Lender will make available the initial advances of the Term Loan to the Borrower in an amount not to exceed $217,259.99 by delivering the proceeds thereof to Borrower's creditors and vendors in immediately available funds (either in the form of a certified bank check or wire transfer). At the Closing, Lender will deliver funds payable to (A) Tessenderlo Kerley, Inc. in the amount of $100,000 (or such lesser amount as Tessenderlo Kerley, Inc. may accept in satisfaction of Borrower's obligations under the TKI Agreement); (B) James V. Landress in the amount of $9,172.10; (C) Julia Landress in the amount of $17,857.89; (D) Jackson Walker L.L.P. in an amount not to exceed $25,000; (E) Kerry Duncan in the amount of $14,000; (F) Metropolitan Title in the amount of $3,730.00; and
(G) Sabal Corp. in the amount of $47,500.00.

                (b) After the Closing, the Lender will make available the remainder of the Term Loan in accordance with the provisions of Section 5.01(m) of this Agreement by wire transfer to Borrower's account at International Bank of Commerce on the fifth Business Day following presentation by Borrower of a Notice of Borrowing indicating the use of proceeds or other writing directing application of proceeds signed by Borrower and consented to by Lender in its sole discretion and providing the invoices or other documents supporting such payment in a form and substance reasonably acceptable to Lender (such acceptance to be presumed if Lender has not indicated otherwise in writing within five (5) Business Days after receipt) and agrees to advance such funds unless (i) the indicated use is not reasonably within the permitted use of proceeds provided for in Section 5.01(m) of this Agreement; or (ii) an Event of Default has occurred which has not been cured or waived.

                (c) The Borrower shall execute and deliver to the Lender, at the Closing, a Term Note payable to the order of the Lender to evidence the Term Loan in the original principal amount of the Loan. The Term Loan amount may be increased by Lender to provide for the funding and payment of the Lender's costs incurred in connection herewith, which Borrower has not paid as of the Termination Date and which accrue thereafter, including but not limited to the fees of Lender's counsel not to exceed $25,000. The books and records of the Lender shall be presumptive evidence of the amount of Obligations under the Term Loan outstanding from time to time, absent manifest error.

        SECTION II.3    TERM LOAN INTEREST.

                (a) LOAN. The Term Loan shall bear interest on the principal amount thereof from time to time outstanding until such principal amount becomes due at an interest rate per annum of fifteen percent (15%).

                (b) INTEREST PAYMENT. Interest on the Term Loan shall be payable monthly, in arrears, on the last day of each month, commencing on the last day of the calendar month following the Funding Date and on the Termination Date (whether by demand, acceleration or otherwise). Interest at the Post-Default Rate shall be payable on demand.

        SECTION II.4. REPAYMENT. The Term Loan shall be payable as to principal in eighteen (18) equal monthly installments commencing on the last day of the seventh calendar month following the Funding Date and on the last day of each succeeding calendar month until the Maturity Date. Any principal outstanding on the Maturity Date, together with all such other amounts as may be necessary to repay in full all unpaid Obligations to the Lender shall be due and payable on the Maturity Date.

        SECTION II.5 OPTIONAL PREPAYMENT OF THE TERM LOAN. Borrower may prepay without cost or penalty, the outstanding amount of the Term Loan in whole or in part with accrued interest to the date of such prepayment on the amount prepaid.

                                     ARTICLE III

        PAYMENTS, DEFAULT INTEREST AND OTHER COMPENSATION

        SECTION III.1 PAYMENTS AND COMPUTATIONS. The Borrower will make each payment under the Loan Documents to which it is a party not later than 2:30 P.M. (West Virginia time) on the day when due, in lawful money of the United States of America and in immediately available funds, to the Lender at the Payment Office, or at such other place or to such account as the Lender may designate by notice to the Borrower. All payments shall be made by the Borrower without reduction for any defense, set-off or counterclaim to the Lender. Subject to Section 7.01 below, all interest, fees, costs and expenses for which the Borrower is obligated under any Loan Document shall, if not timely paid by the Borrower, be added to the principal amount of the Loan and the Borrower hereby authorizes the Lender to, and the Lender may, from time to time, increase the principal amount of the Loan by any such amounts due under any Loan Document to which the Borrower is a party. The Borrower confirms that any addition to principal which the Lender so makes to the Loan as herein provided will be made as an accommodation to the Borrower and solely at the Lender's discretion. Whenever any payment to be made under any such Loan Document shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall in such case be included in the computation of interest. In no event shall prior recourse to any Collateral be a prerequisite to the Lender's right to demand payment of any Obligation. The Lender's records kept in the ordinary course of its business shall be presumed to be correct and shall constitute prima facie evidence of the amount owing or paid with respect to any Obligation, absent manifest error.

        SECTION III.2 DEFAULT INTEREST. Any Obligation hereunder, which is not paid when due (after any applicable grace period therefor set forth in Section 7 hereto), whether upon demand, by acceleration or otherwise, and all amounts payable after the occurrence and during the continuance of an Event of Default, shall bear interest from the day when due until such amount is paid in full at a rate per annum equal to the Post-Default Rate. In the event that any amount of principal of, or interest on, a Loan is not paid within thirty (30) days of the due date thereof (whether by demand, acceleration or otherwise) when due, the borrower shall, upon demand, pay an additional fee equal to 5% of the amount of such principle (or interest not timely paid).

                                  ARTICLE IV

                    CONDITIONS TO EFFECTIVENESS AND LENDING

        SECTION IV.1. CONDITIONS TO FUNDING OF THE TERM LOAN. The Lender shall have no obligation to make the initial funding of the Loan pursuant to
Section 2.02 until the date on which each of the following conditions precedent shall have been satisfied:

                (a) REPRESENTATIONS AND WARRANTIES; NO EVENT OF DEFAULT. The representations and warranties contained in Section 5 of this Agreement and in each other Loan Document and certificate or other writing delivered to the Lender pursuant hereto on or prior to the Funding Date shall be correct on and as of the Funding Date as though made on and as of such date; and no Event of Default, or event which with the giving of notice or the lapse of time or both would constitute an Event of Default, shall have occurred and be continuing on the Funding Date or would result from the making of the Loan.

                (c) DELIVERY OF DOCUMENTS. The Lender shall have received on or before the Funding Date the following, each in form and substance satisfactory to the Lender and, unless indicated otherwise, dated the Funding Date:

                        (i) the Term Note representing the Term Loan, duly executed by the Borrower;

                        (ii) the Security Agreement, duly executed by the Borrower;

                        (iii) evidence satisfactory to the Lender and its counsel that, upon payment to Tessenderlo Kerley, Inc. as set forth in the TKI Agreement, all obligations of the Borrower and/or Fleur-David arising in connection with the Kerley Purchase and Sales Agreement will have been satisfied in full and have been released of record

                        (iv)    acknowledgment copies of appropriate
financing statements on Form UCC-1 and the Mortgage, duly executed by the Borrower and duly filed in such office of offices as may be necessary or, in the opinion of the Lender, desirable to perfect the security interests purported to be created by the Security Agreement and the Mortgage;

                        (v) duly executed UCC termination statements with respect to UCC filings by Tessenderlo Kerley, Inc. or its predecessors in interest in connection with any of the Collateral;

                        (vi) a copy of the resolutions adopted by the Board of Directors of Borrower, certified as of the Funding Date by an authorized officer thereof, authorizing (A) the borrowings hereunder and the transactions contemplated by the Loan Documents to which Borrower is or will be a party, and (B) the execution, delivery and performance by Borrower of each Loan

Document to which it is or will be a party and the execution and delivery of the other documents to be delivered in connection herewith;

                        (vii) a certificate of an authorized officer of Borrower certifying the names and true signatures of the officers authorized to sign each Loan Document to which Borrower is or will be a party and the other documents to be executed and delivered by Borrower in connection herewith, together with evidence of the incumbency of such authorized officers;

                        (viii) a certificate, dated as of a date not more than ten (10) Business Days prior to the Funding Date, of the appropriate officials of the States of Nevada and Michigan, certifying as to the subsistence in good standing of, and the payment of taxes by, Borrower in such jurisdictions and listing all charter documents of Borrower on file with such official(s);

                        (ix) a copy of the charter of Borrower, certified as of a date not more than 30 days prior to the Funding Date by the appropriate official(s) of the State of Nevada and as of the Funding Date by an authorized officer of Borrower;

                        (x) a copy of the by-laws of Borrower, certified as of the Funding Date by an authorized officer of Borrower;

                        (xi) the Inter-Creditor Agreement in the form attached hereto as Exhibit H;

                        (xii) a certificate of insurance evidencing insurance on all property of the Borrower as is required by Section 6.01 (f) hereof, naming the Lender as additional insured as its interests may appear for all insurance maintained by the Borrower;

                        (xiii) evidence reasonably satisfactory to the Lender and its counsel that Borrower has acquired all of the interest of Fleur-David and Tessenderlo Kerly, Inc. in the Collateral, such evidence to be attached hereto as Exhibit I;

                        (xiv) evidence reasonably satisfactory to the Lender and its counsel that any indebtedness of Borrower to Fleur-David or interest of Fleur-David in the AMI has been subordinated to Lender, such evidence to be attached hereto as Exhibit J;

                        (xv)    such other agreements, instruments,
approvals, opinions and other documents as the Lender may reasonably request;

                        (xvi) an opinion of Jackson Walker L.L.P. in the form attached hereto as Exhibit K.

                                  ARTICLE V

                        REPRESENTATIONS AND WARRANTIES

        SECTION V.1 REPRESENTATIONS AND WARRANTIES OF THE BORROWER. The Borrower represents and warrants as follows:

                (a) ORGANIZATION, GOOD STANDING, ETC. Borrower (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, (ii) has all requisite power and authority to conduct its business as now conducted and as presently contemplated to make the borrowings hereunder and to consummate the transactions contemplated hereby and by each of the Loan Documents to which it is a party, and (iii) is duly qualified to do business and is in good standing in the State of Michigan. One Hundred percent (100%) of the voting stock of the Borrower is owned by Roger Landress.

                (b) AUTHORIZATION, ETC. The execution, delivery and performance by Borrower of each Loan Document (i) have been duly authorized by all necessary corporate action, (ii) do not and will not contravene the charter or by-laws, law or any contractual restriction binding on or otherwise affecting it or any of its properties, (iii) do not and will not result in or require the creation of any lien, security interest or other charge or encumbrance (other than contemplated by the Loan Documents) upon or with respect to any of its property, and (iv) do not and will not result in any suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to its operations or Property.

                (c) GOVERNMENTAL APPROVALS. No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or other regulatory body is required in connection with the due execution, delivery and performance by the Borrower of any Loan Document to which Borrower is or will be a party.

                (d) ENFORCEABILITY OF LOAN DOCUMENTS. This Agreement is, and each other Loan Document to which the Borrower is or will be a party, when delivered hereunder, will be a legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with its terms.

                (e) LITIGATION. There is no pending or threatened action, suit or proceeding affecting the Borrower before any court or Governmental Authority or any arbitrator except as set forth in that certain Notice of Non-Compliance dated July 22, 1998, issued by the Michigan Department of Environmental Quality to Fleur-David. There is no pending or threatened action, suit or proceeding affecting the Borrower before any court or other Governmental Authority or any arbitrator which may materially adversely affect the operations or condition, financial or otherwise, of Borrower or the ability of Borrower to perform its obligations under any Loan document to which Borrower is or will be a party.

                (f) COMPLIANCE WITH LAW, ETC. The Borrower is not in violation of its charter or by-laws, any law or any material terms of any agreement or instrument binding on or otherwise affecting it or any of its properties.

                (g) ADVERSE AGREEMENTS, ETC. The Borrower is not a party to any agreement or instrument, or subject to any charter or other corporate restriction or any judgment, order, regulation, ruling or other requirement of a court or other Governmental authority or regulatory body, which materially adversely affects, or, to the best knowledge of the Borrower, in the future is reasonably likely to materially adversely affect, the condition or operations, financial or otherwise, of the Borrower or the ability of the Borrower to perform its obligations under any Loan Document to which the Borrower is or will be a party.

                (h) PERMITS, ETC. The Borrower has all permits, licenses, authorizations and approvals required for it to lawfully own and operate its businesses.

                (i) TITLE TO PROPERTIES. The Borrower has, or will have after the entry of the TKI Agreement, good and marketable title to all of its properties and assets, free and clear of all liens, security interests and other charges and encumbrances and other types of preferential arrangements, except such as are permitted by Section 6.02(a) hereof. All of Borrower's properties are titled in Borrower's legal name. Borrower has not used, or filed a financing statement (or other evidence of a lien, charge or Security Interest) under, any other name in any United States jurisdiction or territory outside the United States for at least the last five (5) years.

                (j) FULL DISCLOSURE. No Loan Document or schedule or exhibit thereto and no certificate, report, statement or other document or information furnished to the Lender in connection herewith or with the consummation of the transactions contemplated hereby, contains any misstatement of material fact or omits to state a material fact or any fact necessary to make the statements contained herein or therein not misleading There is no contingent liability or other material fact of which the Borrower is aware after reasonable inquiry that may adversely affect the condition or operations, financial or otherwise, or the business or prospects of the Borrower.

                (k) INDEBTEDNESS. The Borrower has no Indebtedness other than Indebtedness set forth on Schedule II hereto.

                (l) ENVIRONMENTAL MATTERS. The Borrower is in compliance with all applicable Environmental laws, and none of the operations of the Borrower is the subject of any Federal, state or local investigation to determine whether any remedial action is needed to address the presence, disposal, release or threatened release of any Hazardous Material into the environment which may have a material adverse effect on the business, operations, property, assets or financial or other condition of the Borrower, and the Borrower does not have any contingent liability in connection with any release of any Hazardous Material into the environment which may have a material adverse effect on its business, operations, property, assets or financial or other condition.

                (m) USE OF PROCEEDS. The proceeds of the Loans shall be used (i) up to $100,000 as consideration for the TKI Agreement; (ii) up to $25,000 in the aggregate to satisfy indebtedness of Borrower to James V. Landress and Julia Landress; (iii) up to $150,000 to purchase producing oil and gas properties within the AMI; (iv) up to $50,000 to pay outside professionals for fees and expenses incurred in connection with the TKI Agreement and the transactions contemplated by the Loan Documents; and (v) up to $200,000 for expenses to be incurred after the Funding Date in connection with the acquisition and development of leases now held or to be acquired by Borrower within the AMI, the reworking or drilling of wells thereon, the costs of maintaining, insuring and operating such leases and wells and the costs related to environmental compliance related thereto (including but not limited to management fees of Roger Landress in an amount not to exceed $50,000 per year).

                (n.)    INSURANCE.  Borrower keeps its insurable properties
adequately insured and against such risks, including fire, as is customary with companies in the same or similar business.

        SECTION V.2 REPRESENTATIONS AND WARRANTIES OF LENDER. The Lender represents and warrants to Borrower as follows:

                (a) ORGANIZATION, GOOD STANDING, ETC. Lender (i) is a corporation duly organized, validly existing and in good standing under the laws of the state of Michigan and(ii) has all requisite power and authority to conduct its businesses now conducted and as presently contemplated to make the loans hereunder and to consummate the transactions contemplated hereby and by each of the Loan Documents to which it is a party, and (iii) is duly qualified to do business and is in good standing in the state of Michigan.

                (b) AUTHORIZATION, ETC. The execution, delivery and performance by Lender of each Loan Document (i) have been duly authorized by all necessary corporate action, (ii) do not and will not contravene the charter or by-laws, law or any contractual restriction binding on or otherwise effecting it or any of its properties, (iii) do not and will not result in or require the creation of any lien, security interest or other charge or encumbrance (other than contemplated by the Loan Documents) upon or with respect to any of its Property, and (iv) do not and will not result in any suspension, revocation, impairment, forfeiture or non-renewal of any permit, license, authorization or approval applicable to its operations or property.

                        No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or other regulatory body is required in connection with the due execution, delivery and performance by the Lender of any loan Document to which Lender is or will be a party.

                                   ARTICLE VI

                            COVENANTS OF THE BORROWER

        SECTION VI.1 AFFIRMATIVE COVENANTS. So long as any principal of or interest on the Loan shall remain unpaid or the Lender shall have any commitment to make a Loan hereunder, the Borrower will, unless the Lender shall otherwise consent in writing:

                (a)     REPORTING REQUIREMENTS.  Furnish to the Lender:

                        (i) as soon as available and in any event within 45 days after the end of each fiscal quarter of the Borrower, an interim (A) balance sheet of the Borrower as at the end of such quarter, (B) statement of income of the Borrower as at the end of such quarter and for the period commencing at the end of the immediately preceding fiscal year and ending with the end of such quarter, and (C) statement of cash flow of the Borrower for such quarter and for the period commencing at the end of the immediately preceding fiscal year and ending with the end of such quarter, all in reasonable detail and prepared in accordance with generally accepted accounting principles consistently applied;

                        (ii) as soon as available and in any event within 90 days after the end of each fiscal year of the Borrower, a (A) balance sheet of the Borrower as at the end of such fiscal year, (B) statement of income of the Borrower as at the end of such fiscal year, and (C) statement of cash flow of the Borrower for such fiscal year, all in reasonable detail and prepared in accordance with generally accepted accounting principles consistently applied; and

                        (iii) promptly after the commencement thereof but in any event not later than five (5) Business Days after service of process with respect thereto on, or the obtaining of knowledge thereof by, the Borrower, notice of each action, suit or proceeding before any court or other Governmental Authority or other regulatory body or any arbitrator which may materially adversely affect the condition or operations, financial or otherwise, of the Borrower.

                        (iv) promptly after obtaining knowledge thereof but in any event not later than five (5) days after the occurrence of an Event of Default, or an event which, with the giving of notice or the lapse of time or both, would constitute an Event of Default, or a material adverse change in the condition or operations, financial or otherwise, of the Borrower, the written statement of the chief executive officer or the chief financial officer of the Borrower, setting forth the details of such Event of Default, event or material adverse change and the action which the Borrower proposes to take with respect thereto;

                        (v) promptly upon request, such other information concerning the condition or operations, financial or otherwise, of the Borrower as the Lender from time to time may reasonably request.

                (b) COMPLIANCE WITH LAWS, ETC. Comply in all material respects with all applicable laws, rules, regulations and orders, if the failure to so comply would have a material adverse effect on the Collateral or Borrower's ability to pay the Obligations as and when due.

                (c) PRESERVATION OF EXISTENCE, ETC. Maintain and preserve its existence, rights and privileges, and become or remain duly qualified and in good standing in the States of Nevada and Michigan. Maintain all licenses necessary to conduct the business of the Borrower.

                (d) KEEPING OF RECORDS AND BOOKS OF ACCOUNT. Keep adequate records and books of account, with complete entries made in accordance with GAAP.

                        (i) INSPECTION RIGHTS. Permit the Lender or any agent or representative thereof at any reasonable time and from time to time to examine and make copies of and abstracts from its records and books of account, to visit and inspect the Property, to conduct audits or examinations, and to discuss its affairs, finances and accounts with any of the directors, officers, employees, independent accountants or other representatives thereof

                (e) MAINTENANCE OF INSURANCE. Maintain insurance with responsible and reputable insurance companies or associations (including, without limitation, comprehensive general liability, personal liability and hazard insurance) with respect to its properties and business, in such amounts and covering such risks, as is required by any Governmental Authority or other regulatory body having jurisdiction with respect thereto or as is carried generally in accordance with sound business practice by companies in similar businesses similarly situated.

                (g) MAINTENANCE OF PROPERTIES, ETC. Maintain and preserve all of its properties which are necessary or useful in the proper conduct of its business in good working order and condition, ordinary wear and tear excepted, and comply at all times with the provisions of all leases which are necessary or useful in the proper conduct of its business to which the Borrower is a party as lessee or under which the Borrower occupies property, which are necessary or useful in the proper conduct of its business so as to prevent any loss or forfeiture thereof or thereunder.

                (h) ENVIRONMENTAL LAWS. Comply with the requirements of all applicable Environmental Laws if the failure to so comply would have a material adverse effect on the Collateral or Borrower's ability to pay the Obligations as and when due.

                (i) FURTHER ASSURANCES. Borrower shall execute, acknowledge and deliver all such further deeds, conveyances, mortgages, assignments, estoppel certificates, financing statements, notices of assignment, transfers and assurances as the Lender may reasonably require from time to time in order to better assure, convey, grant, assign, transfer and confirm unto the Lender the rights now or hereafter intended to be granted to the Lender under this Agreement, any Loan Document or any other instrument under which Borrower may be or may hereafter become bound to convey, mortgage or assign to the Lender to effect the intention or facilitate the performance of the terms of the Agreement.

                (j) ADDITIONAL SECURITY. The Borrower shall, within 10 days of a request by the Lender, execute and deliver all documents requested by Lender's counsel necessary or desirable, in the opinion of such counsel, to perfect a first priority security interest in favor of the Lender in any asset purchased by the Borrower with the proceeds of the Loan, in whole or in part; provided, however, that with respect to any asset that is partially funded by a purchase money mortgage or purchase money security interest in accordance with subsection 6.02(a)(iv) hereof, the Lender's security interest may be subject to such purchase money mortgage or security interest.

        SECTION VI.2 NEGATIVE COVENANTS. So long as any principal of or interest on the Loan, or any Obligation, shall remain unpaid, the Borrower will not, without the prior written consent of the Lender:

                (a) LIENS, ETC. Create or suffer to exist any Lien upon or with respect to any of the Collateral, other than:

                        (i)     Liens created pursuant to the Loan Documents;

                        (ii) Liens for taxes, assessments or governmental charges or levies to the extent contested in good faith by proper proceedings which stay the imposition of any penalty, fine or lien resulting from the non-payment thereof and with respect to which adequate reserves have been set aside for the payment thereof;

                        (iii) Liens created by operation of law, such as materialmen's liens, mechanics' liens and other similar liens, arising in the ordinary course of business and securing claims which are being contested in good faith by proper proceedings which stay the imposition of any penalty, fine or lien resulting from the non-payment thereof and with respect to which adequate reserves have been set aside for the payment thereof;

                        (iv) (A) purchase money liens on or purchase money security interests in Collateral acquired or held by the Borrower in the ordinary course of its business to secure the purchase price of such Collateral, or (B) liens or security interests existing on such Collateral at the time of its acquisition, PROVIDED, that (1) no such lien or security interests shall extend to cover any other Collateral of the Borrower, and (2) the principal amount of the Indebtedness secured by any such lien or security interest shall not exceed 100% of the lesser of the fair market value or the cost of the Collateral so held or acquired;

                        (v) any Lien subordinate to the Liens in favor of the Lender; and

                        (vi)    any other Lien in favor of the Lender.

                (b) INDEBTEDNESS. Create, incur or suffer to exist any Indebtedness, other than:

                        (i)     Indebtedness to the Lender;

                        (ii) Indebtedness created hereunder or under the Notes;

                        (iii) Indebtedness existing on the date hereof, as set forth in Schedule II hereto, and any extension of maturity, refinancing or other modification of the terms thereof, PROVIDED, HOWEVER, that such extension, refinancing or modification (A) is pursuant to terms that are not less favorable to the Borrower than the terms of the Indebtedness being extended, refinanced or modified, and (B) after giving effect of the extension, refinancing or modification of such Indebtedness, the amount of such Indebtedness outstanding is not greater than the amount of such Indebtedness outstanding immediately prior to such extension, refinancing or modification;

                        (iv) Indebtedness represented by accounts payable incurred in the ordinary course of business;

                        (v) Indebtedness secured by liens or security interests permitted by subsection (a) of this Section 6.02;

                (c) INVESTMENTS, ETC. Make any loan, advance or contribution to any Person or purchase or otherwise acquire any capital stock, properties, assets or obligations of, or any interest in, any Person, other than (i) investments made in accordance with the Use of Proceeds set forth in Section 5.01 (m) hereof; (ii) investments existing on the date hereof, as set forth in Schedule III hereto.

                 (d) TRANSACTIONS WITH AFFILIATES. The Borrower shall not enter into or be a party to any transaction with any of its Affiliates, except in the ordinary course of business for fair consideration and on terms no less favorable to the Borrower as are available from unaffiliated third parties.

        SECTION 6.03 SPECIAL COVENANT OF THE BORROWER. At the earliest practicable time, Borrower shall sell in a commercially reasonable manner the oil and gas equipment acquired from Fleur-David and located in Zavala County, Texas (identified on Exhibit D to Schedule J hereto) and use the proceeds thereof to prepay the Term Loan, subject to the Inter-Creditor Agreement.

                                 ARTICLE VII

                              EVENTS OF DEFAULT

        SECTION VII.1 EVENTS OF DEFAULT. If any of the following Events of Default shall occur and be continuing:

                (a) the Borrower shall fail to pay any principal on any Loan within five (5) Business Days of the date when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise);

                (b) the Borrower shall fail to pay any interest on any Loan or any fee or other amount (whether by scheduled payment, acceleration, demand or otherwise) within five (5) Business Days of the date when due;

                (c) any representation or warranty made by the Borrower or any officer of the Borrower under or in connection with any Loan Document shall have been incorrect in any material respect when made and such could, at the date of its discovery by Lender, reasonably be anticipated to have a material adverse effect on the Collateral or the rights of the Lender to enforce its Liens on the Collateral or Borrower's ability to pay the Obligations as and when due;

                (d) the Borrower shall fail to perform or observe any of the covenants contained in Sections 6.01 or 6.02 hereof and such failure shall continue for 30 days after notice thereof to the Borrower by the Lender;

                (e) the Borrower shall fail to perform or observe any other term, covenant or agreement contained in any Loan Document and to be performed or observed and such failure shall continue for 30 days after notice thereof to the Borrower by the Lender;

                (f) Borrower (i) shall institute any proceeding or voluntary case seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for such Person or for any substantial part of its property, (ii) shall admit in writing its inability to pay its debts generally, or (iii) shall make a general assignment for the benefit of creditors;

                (g) any proceeding shall be instituted against the Borrower seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, liquidation, winding up, reorganization, arrangement, adjustment, protection, relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for such Person or for any substantial part of its property, and either such proceeding shall remain undismissed or unstayed for a period of 60 days or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against it or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property) shall occur;

                (h) the Security Agreement, or any other security document, after delivery thereof pursuant hereto, shall for any reason fail or cease to create a valid and perfected and, to the extent provided for by the terms hereof or thereof, first or second priority lien on or security interest in any Collateral purported to be covered thereby and Borrower fails to comply with the provisions of Section 6.01(i) hereof, or such efforts fail to restore Lender to its security interest in the Collateral;

then, and in any such event, the Lender may, by notice to the Borrower, declare the Loans, all interest thereon and all other amounts payable under this Agreement to be forthwith due and payable, whereupon the Loans, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower.

                                 ARTICLE VIII

                                MISCELLANEOUS

        SECTION VIII.1 NOTICES, ETC. All notices and other communications provided for hereunder shall be in writing and shall be mailed, telecopied, with a copy sent promptly thereafter by U.S. mail, return receipt requested or delivered, if to the Borrower, at the following address:

        SABAL Corp.
        5830 McArdle
        No. 14 Crossroads, Suite 203
        Corpus Christi, Texas 78412
        Telephone No.: (512) 953-1458
        Telecopy No.: (512) 993-1518

with copies to:

        Jackson Walker L.L.P.
        816 Congress Avenue, Suite 1600
        Austin, Texas 78701
        Attention:      Wade Cooper
        Telephone No.: (512) 494-2440
        Telecopy No.: (512) 494-2442

and if to the Lender, to it at the following address:

        ExCal Energy Corporation
        c/o MTR Gaming Group, Inc.
        Route 2 South
        Chester, West Virginia 26034
        Attention:      Mr. Edson Arneault, President
        Telephone No.:     (304) 387-2400
        Telecopy No.:      (304) 387-1598

with copies to:

        Ruben & Aronson, LLP
        3299 K Street, NW, Suite 403
        Washington, DC 20007
        Attention:        Robert Ruben, Esq.
        Telephone No.:       (202) 965-3600
        Telecopy No.:        (202) 965-3700

or, as to each party, at such other address as shall be designated by such party in a written notice to the other party complying as to delivery with the terms of this Section 8.01. All such notices and other communications shall be effective (i) if mailed, when received or three days after mailing, whichever first occurs, (ii) if telecopied, when transmitted, provided same is on a Business Day and, if not, on the next Business Day, or (iii) if delivered, upon delivery, provided same is on a Business Day and, if not, on the next Business Day, except that notices to the Lender pursuant to Article II hereof shall not be effective until received by the Lender.

        SECTION VIII.2 AMENDMENTS, ETC. No amendment of any provision of this Agreement, any Note or any other Loan Document shall be effective unless it is in writing and signed by the Borrower and the Lender, and no waiver of any provision of this Agreement, any Note or any other Loan Document, nor consent to any departure by the Borrower therefrom, shall be effective unless it is in writing and signed by the Lender, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

        SECTION VIII.3 NO WAIVER; REMEDIES, ETC. No failure on the part of the Lender to exercise, and no delay in exercising, any right hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right under any Loan Document preclude any other or further exercise thereof or the exercise of any other right. The rights and remedies of the Lender provided herein and in the other Loan Documents are cumulative and are in addition to, and not exclusive of, any right or remedy provided by law. The rights of the Lender under any Loan Document against any party thereto are not conditional or contingent on any attempt by the Lender to exercise any of its rights under any other Loan Document against such party or against any other Person.

        SECTION VIII.4 SEVERABILITY. Any provision of this Agreement, or of any other Loan Document to which the Borrower is a party, which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

        SECTION VIII.5 SUCCESSORS AND ASSIGNS; DUE ON SALE. This Agreement shall be binding upon and inure to the benefit of the Borrower and the Lender and their respective successors and assigns, except that the Borrower may not assign its rights hereunder or any interest herein without the prior written consent of the Lender. In the event Borrower, without the prior written consent of Lender, merges or consolidates with any Person or sells, assigns, leases, engages in sale leaseback transactions or otherwise transfers or disposes of, whether in one transaction or in a series of related transactions, any substantial portion of its properties, rights or other assets (whether now owned or hereafter acquired) to any Person, then in that event the Loan and any accrued interest then outstanding shall immediately become due and payable.

        SECTION VIII.6 COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

        SECTION VIII.7 HEADINGS. Section headings herein are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

        SECTION VIII.8 GOVERNING LAW. This Agreement, the Note, and the other Loan Documents shall be governed by, and construed in accordance with, the law of the State of Texas applicable to contracts made and to be performed in such State without regard to conflicts of law principles.

        SECTION 8.09 INDEMNIFICATION. In addition to all of their other Obligations under this Agreement, the Borrower agrees to defend, protect, indemnify and hold harmless the Lender and any assignee of the Lender's rights hereunder, and all of their respective officers, directors, employees, attorneys, consultants and agents ( including, without limitation, those retained in connection with the satisfaction or attempted satisfaction of any of the conditions set forth in this Agreement) (collectively called the "Indemnitees") from and against any and all losses, damages, liabilities, obligations, penalties, fees, costs and expenses (including without limitation, attorneys' fees, costs and expenses) incurred by such Indemnitees after the Effective Date, whether direct, indirect or consequential, as a result of or arising from or relating to any suit, investigation, action or proceeding by any Person, whether threatened or initiated, asserting a claim for any legal or equitable remedy against any Person under any statute or regulation, including, without limitation, any Federal or state securities or labor laws, or under any Federal, state or local environmental, health or safety laws, regulations or, common law principles, arising from or in connection with the operations of the Borrower, arising from or in connection with any of the following: (i) the negotiation, preparation, execution or performance of this Agreement or of any document executed in connection with the transactions contemplated by this Agreement, (ii) the Lender's furnishing of funds to the Borrower under this Agreement, (iii) any matter relating to the financing transactions contemplated by this Agreement or by any document executed in connection with the transactions contemplated by this Agreement, (collectively, the "Indemnified Matters"); PROVIDED, HOWEVER, that the Borrower shall have no obligation to any Indemnitee hereunder for any Indemnified Matter caused by or resulting from the gross negligence or willful misconduct of such Indemnitee, as determined by a final judgment of a court of competent jurisdiction. Such indemnification for all of the foregoing losses, damages, fees, costs and expenses of the Lender shall be part of the Obligations in respect of the Term Loan (the "Term Obligations"), secured by the Collateral and added to the principal amount of the Term Loan.
 To the extent that the undertaking to indemnify, pay and hold harmless set forth in this Section 8.09 may be unenforceable because it is violative of any law or public policy, the Borrower shall contribute the maximum portion which it is permitted to pay and satisfy under applicable law, to the payment and satisfaction of all Indemnified Matters incurred by the Indemnitees. The provisions of this Section 8.09 shall survive termination of this Agreement.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                  SABAL CORP.

                         By: /s/ Roger Landress
                            ---------------------------------------
                         Name:   Roger Landress
                         Title:  President

                                EXCAL ENERGY CORPORATION

                         By:  /s/ Robert L. Ruben
                             ---------------------------------------
                         Name:   Robert L. Ruben
                         Title:  Attorney-in-fact